UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2007

EvergreenBancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-32915	91-2097262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

301 Eastlake Avenue East, Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206 628 4250

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 24, 2007, EvergreenBancorp, Inc. a Washington corporation ("Registrant"), issued a press release announcing that it recently completed the sale of $5 million in capital securities representing preferred beneficial interests in EvergreenBancorp Statutory Trust III, a Delaware unconsolidated special purpose business trust (the "Trust") formed by the Registrant for the purpose of facilitating the offering. The securities were sold in a pool offering that closed on April 13, 2007.
The Trust preferred securities, which are due June 15, 2037, have a floating rate of interest that is reset quarterly, equal to 3-month LIBOR, plus 1.65%.
Net proceeds from the trust preferred issuance will be used by the Registrant to call certain trust preferred securities issued in May 2002. The Registrant intends to call $5 million of junior subordinated debentures and concurrently redeem related trust preferred securities issued to the public.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Registrant’s Press Release dated April 24, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EvergreenBancorp, Inc.

April 24, 2007	By:	Gordon D. Browning

Name: Gordon D. Browning
Title: Executive VP & CFO

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Exhibit Index

Exhibit No.	Description

99.1	Registrant’s Press Release dated April 24, 2007